FOURTH: Number of Shares. The aggregate number of shares which the corporation shall have authority to issue shall be Five Hundred Thousand (500,000), all of which shall be Common Shares with a par value of Five Dollars ($5.00) each.

FIFTH: Preemptive Rights. The shareholders shall have preemptive rights as granted by Section 622 of the Business Corporation Law as in effect on May 1, 1984, except that those preemptive rights shall apply immediately to all authorized shares including those authorized by this original certificate of incorporation, notwithstanding the provisions of Section 622(e)(5) of the Business Corporation Law.

-2-

Name	Address
Bradley E. Rock Bradley E. Rock	51 East Main Street Smithtown, New York 11787

STATE OF NEW YORK)
) ss.:
COUNTY OF SUFFOLK)

Melissa J. Wayne

MELISSA J. WAYNE
Notary Public, State of New York
No. 4697452, Suffolk County
Term Expires March 30, 19 85

-6-

State of New York,

Banking Department

I, Derrick D Cephas, Deputy Superintendent of Banks of the State of New York, hereby approve, pursuant to Section 301(a)(5)(B) of the Business Corporation Law, as amended, the use of a derivative of the word "bank" in the corporate title of Smithtown Bancorp, Inc.

Witness, *my hand and official seal of the Banking Department at the City of New York,*

this 4th *day of* May *in the Year of our Lord*

one thousand nine hundred and eighty-four.

Derrick Cephas

Deputy *Superintendent of Banks.*

8

B060772

346039

CERTIFICATE OF INCORPORATION

OF

SMITHTOWN BANCORP, INC.

SERVICO

-and-

APPROVAL OF SUPERINTENDENT OF BANKS

Pursuant to Section 302(b) (8) of the Business Corporation
Law of the State of New York

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED MAY 7 - 1984

AMT. OF CHECK $	1360
FILING FEE $	100
TAX $	1250
COUNTY FEE $	
COPY $	
CERT $	
REFUND $	
SPEC HANDLE $	10

BY: ________ SCHECHTER SCHECHTER & KENNEY
DRAWER 608
SMITHTOWN, NEW YORK

MAY-19-1997 16:49 212 315 7978 P.02/05

F970530000154

CT-07

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SMITHTOWN BANCORP, INC.

CT-07

Under Section 805 of the Business Corporation Law

The undersigned, being Chairman of the Board and President, of Smithtown Bancorp, Inc., a New York corporation, hereby certifies that:

SECOND. The certificate of incorporation of the corporation was filed by the Department of State on May 7, 1984.

THIRD. The certificate of incorporation is amended to increase the number of shares which the corporation has authority to issue from 500,000 shares of Common Stock with a par value of $5.00 each and no shares of preferred stock to 1,500,000 shares of common stock with par value of $5.00 each and 100,000 shares of preferred stock with a par value of $0.01 each. To effect such changes, Article FOURTH of the

NY12526/68729.02

1

MAY-19-1997 16:49 212 315 7978 P.04/05

FOURTH. The Certificate of Incorporation is amended to repeal the preemptive rights of Shareholders to effect such change. Article FIFTH of the certificate of incorporation is hereby amended in its entirety to read as follows:

"FIFTH. <u>Preemptive Rights.</u> Notwithstanding anything to the contrary contained in Section 622 of the Business Corporation Law, the shareholders shall not have preemptive rights."

WY12520/65720.01

-3-

3

MAY-19-1997 16:49 212 315 7978 P.05/05

FIFTH. The foregoing amendments of the certificate of incorporation were authorized by the Board of Directors of the corporation at a meeting duly called and held on February 27, 1996, followed by the favorable vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders duly called and held on April 2, 1996.

IN WITNESS WHEREOF, the undersigned have signed this certificate of amendment of certificate of incorporation on May 16, 1997 and affirm the statements contained herein as true under the penalties of perjury.

SMITHTOWN BANCORP, INC.

By: Bradley E Rock
Name: Bradley E. Rock
Title: Chairman of the Board
and President

By: Judith A. Barber
Name: Judith A. Barber
Title: Secretary

NY12520/60729.02

4-

TOTAL P.05

CT-07

F970530000154

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF
SMITHTOWN BANCORP, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

Tax 2,500.50
RSC

SULLIVAN & CROMWELL
125 BROAD STREET
NEW YORK, NY 10004

1cc
STATE OF NEW YORK
DEPARTMENT OF STATE
FILED MAY 30 1997
TAX $ 2500.50
BY: RSC
Suff

5

970530000152

CT-07

F980521000780

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SMITHTOWN BANCORP, INC.

Under Section 805 of the Business Corporation Law

The undersigned, being Chairman of the Board and President, of Smithtown Bancorp, Inc., a New York corporation, hereby certifies that:

SECOND. The certificate of incorporation of the corporation was filed by the Department of State on May 7, 1984.

THIRD. The certificate of incorporation is amended to effect a two-for-one stock split of the corporation's Common Stock, thereby increasing the number of shares which the corporation has authority to issue from 1,500,000 shares of Common Stock with a par value of $5.00 each to 3,000,000 shares of Common Stock with a par value of $2.50 each. Prior to the date hereof, there were 447,955 shares of Common Stock, par value $5.00, issued. As a result of this amendment, 895,910 shares of Common Stock, par value $2.50 will be issued. Prior to the date hereof, there were 1,052,045 shares

NY12528: 93224.1

1

of Common Stock, par value $5.00, unissued. As a result of this amendment, 2,104,090 shares of Common Stock, par value $2.50, will be unissued. To effect such change, Article FOURTH of the certificate of incorporation of the corporation is hereby amended in its entirety to read as follows:

(a) the distinctive serial designation of such series which shall distinguish it from other series;

NY12528/93224.1

2

vote thereon at a meeting of shareholders duly called and held on April 7, 1998.

NY12528:93224.1

4

IN WITNESS WHEREOF, the undersigned have signed this certificate of amendment of certificate of incorporation on May 18, 1998 and affirm the statements contained herein as true under the penalties of perjury.

~~SMITHTOWN BANCORP~~, INC.

By: [signature]
Name: Bradley E. Rock
Title: Chairman of the Board
and President

By: [signature]
Name: Judith Barber
Title: Secretary

NY12528: 93224.1

5

CT-07 CT-07 980521000 780

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

SMITHTOWN BANCORP, INC

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED MAY 21 1998
TAX $
BY:

SULLIVAN & CROMWELL
125 BROAD ST
NEW YORK, NY 10004

980521000799

F010709000177

NCR - 26

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SMITHTOWN BANCORP, INC.
Under Section 805 of the Business Corporation Law

The undersigned, being the Chairman of the Board, President and Chief Executive Officer and the Secretary, of Smithtown Bancorp, Inc., a New York corporation, hereby certify that:

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on May 7, 1984 and was amended by certificates of amendment of the certificate of incorporation filed by the Department of State on May 30, 1997 and May 21, 1998.

THIRD: For the purpose of effecting a two-for-one stock split, the certificate of incorporation, as amended, is hereby further amended to increase the number of shares of Common Stock which the corporation has authority to issue from 3,000,000 shares of Common Stock with a par value of $2.50 each to 7,000,000 shares of Common Stock with a par value of $1.25 each. The 771,018 shares of Common Stock, par value of $2.50 per share, issued, shall be changed into 1,542,036 new shares of Common Stock, par value of $1.25 per share at the rate of 2 for 1. The 2,228,982 shares of Common Stock, par value of $2.50 per share, unissued, shall be changed into 4,457,964 new shares of Common Stock, par value of $1.25 per share at the rate of 2 for 1 and an additional 1,000,000 shares of Common Stock, par value of $1.25 per share are hereby authorized. As a result of this amendment, 5,457,964 shares of Common Stock, par value of $1.25 each, will be authorized but unissued. The Preferred Shares of the corporation shall remain the same and shall not be affected by this amendment.

FOURTH: To effect such change, the first sentence of Article FOURTH of the certificate of incorporation of the corporation is hereby amended in its entirety to read as follows:

"The aggregate number of shares which the corporation shall have authority to issue shall be 7,100,000, of which 7,000,000 shall be designated as Common Shares with a par value of $1.25 each, and

1

Rx Date/Time JUL-02-2001(MON) 14:58 5162270777 P.004
7-2-01; 2:42PM;Farrell Fritz ;5162270777 # 4/ 4

FIFTH: The foregoing amendment of the certificate of incorporation was authorized by the Board of Directors of the corporation at a meeting duly called and held on February 15, 2001 followed by the favorable vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders duly called and held on April 17, 2001.

IN WITNESS WHEREOF, the undersigned have signed this certificate of amendment of certificate of incorporation on May 4, 2001 and affirm the statements contained herein as true under the penalties of perjury.

SMITHTOWN BANCORP, INC.

By: Bradley E. Rock
Name: Bradley E. Rock
Title: Chairman of the Board, President and Chief Executive Officer

By: Judith Barber
Name: Judith Barber
Title: Secretary

2

Rx Date/Time JUL-02-2001(MON) 14:58 5162270777 P.002

NCR - 26

F010709000177

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

SMITHTOWN BANCORP, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

1CC

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED JUL 09 2001
TAX $ 625.
BY: 80C

Duff

Farrell Fritz, P.C.
EAB Plaza, West Tower
Uniondale, New York 11556

3

DRAWDOWN 010709000216

F040621000707

Certificate of Amendment of the Certificate of Incorporation of

SMITHTOWN BANCORP, INC.

under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(2) The certificate of incorporation of the Corporation was filed by the Department of State on May 7, 1984 and was amended by certificates of amendment of the certificate of incorporation filed by the Department of State on May 30, 1997, May 21, 1998 and July 9, 2001.

(3) The certificate of Incorporation of this corporation is hereby further amended to increase the number of Common Shares which the corporation has authority to issue from 7,000,000 shares of Common Stock with a par value of $1.25 to 15,000,000 shares of Common Stock with a par value of $0 01 each. The 3,583,639 shares of Common Stock with a par value of $1.25 per share, issued, shall be changed into 3,583,639 shares of Common Stock with a par value share of $0 01 per share. The 3,416,361 shares of Common Stock with a par value of $1.25 per share, unissued, shall be changed into 3,416,361 shares of Common Stock with a par value of $0.01 per share, and an additional 8,000,000 shares of Common Stock with a par value of $0.01 are hereby authorized. As a result of this amendment, 11,416,361 shares of Common Stock with a par value of $0.01, will be authorized but unissued. The Preferred Stock of the corporation shall remain the same and shall not be affected by this amendment

(4) To effect such change the first sentence of Article Fourth of the certificate of incorporation of the corporation is hereby amended to read as follows:

"The aggregate number of shares which the corporation shall have authority to issue shall be 15,100,000 of which 15,000,000 shall be designated as Common Shares with a par value of one cent ($0 01) each, and 100,000 shall be designated as Preferred Shares with a par value of one cent ($0.01) each."

(5) The foregoing amendment of the certificate of incorporation was authorized first, by vote of the Board of Directors at a meeting duly called and held on January 27, 2004, and then by the favorable vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders duly called and held on April 20, 2004.

IN WITNESS WHEREOF, *this certificate of amendment has been subscribed this 9th day of June, 2004 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.*

Type name	Capacity in which signed	Signature
Bradley E. Rock	Chairman, President and Chief Executive Officer	Bradley E. Rock
Judith Barber	Secretary	Judith Barber

F040621000 707

Certificate of Amendment of the Certificate of Incorporation of

SMITHTOWN BANCORP, INC.

under Section 805 of the Business Corporation Law

Filed By: Patricia C. Delaney
Attorney at Law
Address:400 Town Line Road
Suite 110
Hauppauge, New York 11788

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED JUN 21 2004

TAX $ 40-
BY: tmb

Suffolk

2

753

F

552

050516000

Certificate of Amendment of the Certificate of Incorporation of

SMITHTOWN BANCORP, INC.

under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(2) The certificate of incorporation of the Corporation was filed by the Department of State on May 7, 1984 and was amended by certificates of amendment of the certificate of incorporation filed by the Department of State on May 30, 1997, May 21, 1998, July 9, 2001 and June 21, 2004

(3) The certificate of incorporation of this corporation is hereby further amended to increase the number of Common Shares which the corporation has authority to issue from 15,000,000 shares of Common Stock with a par value of $0.01 to 20,000,000 shares of Common Stock with a par value of $0 01 each The 7,167,279 shares of Common Stock with a par value of $0 01 per share, issued, shall remain the same. The 7,832,721 shares of Common Stock with a par value of $0 01 per share, unissued, shall remain the same An additional 5,000,000 shares of Common Stock with a par value of $0 01 are hereby authorized. As a result of this amendment, 12,832,721 shares of Common Stock with a par value of $0.01, will be authorized but unissued. The Preferred Stock of the corporation shall remain the same and shall not be affected by this amendment

(4) To effect such change the first sentence of Article Fourth of the certificate of incorporation of the corporation is hereby amended to read as follows:

"The aggregate number of shares which the corporation shall have authority to issue shall be 20,100,000 of which 20,000,000 shall be designated as Common Shares with a par value of one cent ($0 01) each, and 100,000 shall be designated as Preferred Shares with a par value of one cent ($0 01) each "

(5) The foregoing amendment of the certificate of incorporation was authorized first, by vote of the Board of Directors at a meeting duly called and held on January 26, 2005, and then by the favorable vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders duly called and held on April 21, 2005.

IN WITNESS WHEREOF, *this certificate of amendment has been subscribed this 25th day of April, 2005 by the undersigned who affirm that the statements made herein are true under the penalties of perjury*

Type name	Capacity in which signed	Signature
Bradley E Rock	Chairman, President and Chief Executive Officer	Bradley E. Rock
Judith Barber	Secretary	Judith Barber

.F 552

050516000

Certificate of Amendment of the Certificate of Incorporation of

SMITHTOWN BANCORP, INC.

under Section 805 of the Business Corporation Law

Filed By: Patricia C Delaney
Attorney at Law
Address: 100 Motor Parkway
Suite 160
Hauppauge, New York 11788

drc+25

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED MAY 16 2005
TAX $ 25
BY: DAC

Duff

2

551

2009 May 13 11:52 AM BANK OF SMITHTOWN 9-1-631-360-9399 2/3

CSC 45
DRAW DOWN

090519000 498

Certificate of Amendment of the Certificate of Incorporation of

SMITHTOWN BANCORP, INC.

under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(2) The certificate of incorporation of the Corporation was filed by the Department of State on May 7, 1984 and was amended by certificates of amendment of the certificate of incorporation filed by the Department of State on May 30, 1997, May 21, 1998, July 9, 2001, June 21, 2004 and May 16, 2005.

(3) The certificate of incorporation of this corporation is hereby further amended to increase the number of Common Shares which the corporation has authority to issue from 20,000,000 shares of Common Stock with a par value of $0.01 to 35,000,000 shares of Common Stock with a par value of $0.01 each. The 13,910,386 shares of Common Stock with a par value of $0.01 per share, issued, shall remain the same. The 6,089,614 shares of Common Stock with a par value of $0.01 per share, unissued, shall remain the same. An additional 15,000,000 shares of Common Stock with a par value of $0.01 are hereby authorized. As a result of this amendment, 21,089,614 shares of Common Stock with a par value of $0.01 will be authorized but unissued.

(4) The certificate of incorporation of this corporation is hereby further amended to increase the number of Preferred Shares which the corporation has authority to issue from 100,000 shares of Preferred Stock with a par value of $0.01 each to 1,000,000 shares of Preferred Stock with a par value of $0.01 each. The 100,000 shares of Preferred Stock with a value of $0.01, unissued, shall remain the same. An additional 900,000 shares of Preferred Stock with a par value of the $0.01 are hereby authorized. As a result of this amendment, 1,000,000 shares of Preferred Stock with a par value of $0.01, will be authorized but unissued.

(5) To effect such change the first sentence of Article Fourth of the certificate of incorporation of the corporation is hereby amended to read as follows:

(6) The foregoing amendment of the certificate of incorporation was authorized first, by vote of the Board of Directors at a meeting duly called and held on February 24, 2009, and then by the favorable vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders duly called and held on May 7, 2009.

090519000498

2009 May 13 11:52 AM BANK OF SMITHTOWN 9-1-631-360-9399 3/3

090519000498

IN WITNESS WHEREOF, this certificate of amendment has been subscribed this 7th day of May, 2009 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

Type name	Capacity in which signed	Signature
Bradley E. Rock	Chairman, President and Chief Executive Officer	Bradley E Rock
Judith Barber	Secretary	Judith Barber

Certificate of Amendment of the Certificate of Incorporation of

SMITHTOWN BANCORP, INC.

under Section 805 of the Business Corporation Law

Filed By: Patricia C. Delaney
Attorney at Law
Address: 100 Motor Parkway
Suite 160
Hauppauge, New York 11788

CSC 45
DRAW DOWN

Cust Ref 999101AJC

FILED
2009 MAY 19 PM 12:28

lcc

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED MAY 19 2009
TAX $ 79.50
BY: par
Suffolk

par - 79.50

2009 MAY 19 AM 11:18
RECEIVED

544

CERTIFICATE OF INCORPORATION

OF

SMITHTOWN BANCORP, INC.

Under Section 402 of the Business Corporation Law
of the State of New York

(as amended through May 9, 2009)

The undersigned incorporator, being a natural person over the age of eighteen years, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law, does hereby make, sign and acknowledge this certificate stating as follows:

FIRST:                   Name.           The name of the corporation is SMITHTOWN BANCORP, INC.

SECOND:              Purposes.    The purposes for which it is formed are:

1.	To acquire, hold, control and own with full power to vote, deal in andwith, and dispose of the stock of Bank of Smithtown.

2.
To engage in any activities for which corporations may be organizedunder the Business Corporation Law of the State of New York, subject to any restrictions which may be imposed from time to time by the laws of the United States or the State of New York with regard to the activities of a banking holding company.

3.
To do everything necessary, proper, advisable or convenient for theaccomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto or connected therewith, except that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD:                  Office.     The office of the corporation shall be located in the Town of Smithtown, County of Suffolk, State of New York.

FOURTH:              Number of Shares.     The aggregate number of shares which the corporation shall have authority to issue shall be 36,000,000, of which 35,000,000 shall be designated as Common Shares with a par value of one cent ($0.01) each and 1,000,000,000 shall be designated as Preferred Shares with a par value of one cent ($0.01) each.  Preferred Shares may be issued in series from time to time by the board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, the Preferred Shares, including without limitation the following:

(a)	the distinctive serial designation of such series which shall distinguishit from other series;

(b)
the number of shares included in such series, which number may beincreased or decreased from time to time unless otherwise provided by the board of directors in the resolution or resolutions providing for the issue of such series;

(c)
the dividend rate (or method of determining such rate) payable to theholders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which dividends shall be payable;

(d)
whether dividends on the shares of such series shall be cumulativeand, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(e)
the amount or amounts which shall be payable out of the assets of thecorporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the corporation;

(f)
the price or prices at which, the period or periods within which and theterms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

(g)
the obligation, if any, of the corporation to purchase or redeem sharesof such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(h)
whether or not the shares of such series shall be convertible or exchangeable, at any time or at items at the option of the holder or holders thereof or at the option of the corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, and the price or prices or rate or rates applicable thereto; and

(i)	the voting rights, if any, of the holders of the shares of such series.

FIFTH:                   Preemptive Rights.     Notwithstanding anything to the contrary contained in Section 622 of the Business Corporation Law, the shareholders shall not have preemptive rights.

SIXTH:                   Designation of Secretary of State and Mailing Address. The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process in any action or proceeding against the corporation may be served.  The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served upon him is:

Smithtown Bancorp, Inc.
One East Main Street
Smithtown, New York  11787

SEVENTH:             Board of Directors:  Number, Classification and Removal.     The Board of Directors shall consist of nine (9) members and shall be divided into three (3) classes of three (3) members each, which classes are hereby designated as Class A, Class B and Class C.  At the election of the first Board of Directors, the class of each of the members then elected shall be designated.  The term of office of each member then designated as a Class A director shall expire at the annual meeting of shareholders next ensuing; that of each member then designated as a Class B director shall expire at the annual meeting of shareholders one (1) year thereafter; and that of each member then designated as a Class C director at the annual meeting of shareholders two (2) years thereafter.  At each annual meeting of shareholders held after the election and classification of the first Board of Directors, directors to succeed those whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders.  Any director or the entire Board of Directors of the corporation may be removed at any time by a majority vote of the other members of the Board or by a majority vote of the shares of stock issued and outstanding, but, in either case, only for cause.  Any amendment, change or repeal of this Article SEVENTH shall require approval of the holders of eighty percent (80%) of the outstanding shares of the corporation.

EIGHTH:                 Business Combinations.     Except as otherwise expressly provided in this Article EIGHTH:

(a)           Any merger or consolidation of the corporation or any sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation to or with any other corporation, person or other entity, shall require the affirmative vote of the holders of at least eighty percent (80%) of the issued and outstanding shares of stock of the corporation if, as of the record date for the determination of the shareholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of five percent (5%) or more of the issued and outstanding shares of stock of the corporation;

(b)           The provisions of Paragraph (a) above shall not apply to any transaction described therein if:

(i)           the Board of Directors of the corporation shall by resolution have approved a memorandum of understanding with such other corporation, person or other entity with respect to such transaction prior to the time such other corporation, person or other entity became the beneficial owner, directly or indirectly, of five percent (5%) or more of the issued and outstanding shares of stock of the corporation; or

(ii)           the transaction shall have been approved by a resolution unanimously adopted by the entire Board of Directors of the corporation at any time prior to the record date for the determination of the shareholders entitled to notice thereof and to vote thereon.

For the purposes of this Article EIGHTH, a corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above, by any other corporation, person, or other entity:  (a) with which it or its “affiliate” or “associate” (as referenced below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the corporation or (b) which is its “affiliate” or “associate”  as those terms were defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on April 1, 1984.  For the purposes of this Article EIGHTH, the issued and outstanding shares of stock of the corporation shall include shares deemed owned through the application of clauses (i)  and (ii) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

This Article EIGHTH may not be amended, changed or repealed except by the affirmative vote of the holders of at least eighty percent (80%) of the issued and outstanding shares of stock of the corporation.

IN WITNESS WHEREOF, the undersigned incorporator subscribes this Certificate and affirms it as true under penalties of perjury, this 7th day of May, 2009.

Name	Address

/s/ Bradley E. Rock	One East Main Street
Bradley E. Rock	Smithtown, New York 11787

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF SUFFOLK	)

On this 7th day of May, 2009, before me personally came Bradley E. Rock, to me known and known to me to be the individual described in and who executed the foregoing Certificate of Incorporation, and he duly acknowledged to me that he executed the same.

/s/ Patricia C. Delaney

Patricia C. Delaney
Notary Public, State of New York
No. 4878862, Suffolk County
Term Expires November 10, 2010